Exhibit 99.1

SanSal Wellness Holdings Inc. Issues CEO Letter to Shareholders and Starts Trading on OTCQB

Fort Lauderdale, Florida - February 12, 2018- SanSal Wellness Holdings, Inc. (“SanSal Wellness” or the “Company”) (OTCQB: SSWH), a vertically-integrated agribusiness focused on producing full spectrum natural phytocannabinoid-rich industrial hemp extracts, today released the following Letter to Shareholders from the Company's Chief Executive Officer, Alexander M. Salgado.

Introduction

Founded in 2015, SanSal Wellness operates a state-of-the-art 140-acre industrial hemp farm, and whole-plant oil extraction and formulation facility in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp (less than 0.3% THC). SanSal Wellness products (20+ SKUs) include vegan capsules, tinctures, formulations for sublingual applications, lotions, salves, vape oils, and oral syringes. All SanSal Wellness products are of the highest-quality and third-party laboratory tested for strength/purity.

Dear Fellow Shareholders,

Firstly, I would like to sincerely thank all the SanSal Wellness shareholders and customers for their continued support ever since we started the company three years ago. Our entire team greatly appreciates the confidence you have shown in our mission, products, and operations.

The past 12 months have been extraordinary in terms of our tremendous production expansion and positioning the company for potential future growth in the rapidly expanding market for cannabinoid-rich industrial hemp extracts. With this letter to shareholders, I first wanted to highlight some of our achievements over the past year that clearly distinguish SanSal Wellness and its mission from other companies operating in this space:

- One of the most important events for shareholders of SanSal Wellness over the past year was clearly our successful launch as a fully-reporting publicly traded company. In addition to giving the Company and its shareholders greater access to global financial markets, this has also significantly enhanced the credibility of the Company when it comes to dealing with current and potential vendors and customers. Further improving our standing within the financial community, I am pleased to announce that, as of this morning February 12, 2018, SSWH common shares are now traded on the more transparent and reputable OTCQB market tier of the over-the-counter market. With our new status as an OTCQB traded company, we feel that investors will have even greater confidence in our business strategy, management team, operations, products, and long-term value-building goals.

- From a production and processing capabilities perspective, the past year has been completely transformative for the Company. During this time, we transitioned from a research and development mode to full commercial scale operations with 23 full-time employees and extended our farming and production facilities on our 140-acre Colorado farm. This led to our largest ever industrial hemp harvest and our highest oil extraction yields. Going-forward, this large-scale production and formulation capacity will establish SanSal Wellness as a leading player and should better position us as a top-tier supplier to larger customers with greater and consistent volume demands.

- Another key development at SanSal Wellness has been our increased focus on sales and marketing. In addition to our existing management team, now heading up our sales and marketing initiatives is the Company’s new Vice President of Business Development, Mr. Derek Thomas. Despite only joining the Company this past December, we are already starting to see results from his implementation of progressive strategies designed to increase brand awareness and develop new distribution channels.

Next Steps - 2018 Goals

The market for our cannabinoid-rich industrial hemp extracts is steadily rising due to increased consumer demand and distinct regulatory advantages for industrial hemp products. As such, this next year is expected to be another period of rapid development of our vertically-integrated business model. To fully leverage our strong position and recent momentum, during the coming year we will continue to execute our business strategy with the goal of establishing SanSal Wellness as market leader for cannabinoid-rich industrial hemp extracts.

- SanSal Wellness is currently in the final stages of launching a new rebranded line of hemp oil and extract products as part of the Company’s increased focus on sales and marketing. The soon-to-be rebranded product line is being developed to expand our potential customer base through the augmentation of online and traditional distribution channels. The newly branded products are expected to be available to consumers, retailers, and distributors later this quarter, and will include vegan capsules, tinctures, lotions, salves, and oral syringes in various potency levels and flavors. Beyond rebranding the Company’s more than 20 current formulated products, SanSal Wellness is also looking to launch an additional new product line that will open up a completely new market for us. We hope to have announcements about this exciting launch over the coming weeks.

- On the strengths of a strong rebranding and our well-established product quality and production capacity, over the next year we will focus more time, effort, and resources toward developing new distribution channels for all SanSal Wellness formulated and unformulated products. This includes the ongoing development and pending launch of the Company’s online storefront as well as additional online sales through third-party vendor platforms. We also plan to spend a considerable amount of resources to expand our reach into retail stores across the country, develop a regional distribution network, grow our white-label business, and establish long-term extract supply agreements with finished product manufacturers (foods, beverages, etc.)

In closing, SanSal Wellness has built a strong foundation for growth and has positioned itself for continued success. As we continue to execute our business strategy, we plan to capitalize on our recent momentum to create shareholder value in this rapidly expanding market for cannabinoid-rich industrial hemp extracts. Thank you again for your continued support.

Sincerely,

Alexander M. Salgado

Co-founder and Chief Executive Officer

About SanSal Wellness Holdings, Inc.

SanSal Wellness Holdings, Inc. (OTCQB: SSWH) is focused on producing superior quality, whole-plant, broad spectrum phytocannabinoid-rich hemp oils and extracts. SanSal Wellness currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov. For additional information, visit www.sansalwellness.com

SanSal Wellness Holdings, Inc. - IR/Media Contact

Toll-Free: (888) 549-7888

E-mail: investors@sansalwellness.com

Cautionary Language Concerning Forward-Looking Statements

This SanSal Wellness Holdings, Inc. press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.